Contact:  Elise Eberwein
480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS THIRD QUARTER RESULTS
Highlights of the new US Airways Group, Inc. third quarter 2006 results:
•	The Company reported a third quarter 2006 net loss of $78 million or $0.88 per diluted share, which includes special items of $179 million.

•	Excluding special items, the Company reported a third quarter 2006 net profit of $101 million or $1.09 per diluted share, which compares to First Call’s mean estimate of $1.01.

•	The Company accrued $12 million, or 10 percent of its third quarter 2006 pretax income excluding special items, for its annual employee profit sharing program. This brings the year-to-date 2006 employee profit sharing program accrual to $48 million.

•	The Company had $3.0 billion in total cash and investments, of which $2.3 billion was unrestricted, on Sept. 30, 2006.
TEMPE, Ariz., Oct. 26, 2006 — The new US Airways Group, Inc. (NYSE: LCC) today reported a third quarter 2006 net loss of $78 million or $0.88 per diluted share, which compares to a net loss of $99 million or $5.74 per diluted share for the same period last year. Excluding special items, the Company reported a third quarter 2006 net profit of $101 million or $1.09 per diluted share. First Call’s mean estimate for US Airways was $1.01. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
Results for the new US Airways Group’s third quarter 2006 are being compared to America West’s standalone results for third quarter 2005 due to the former US Airways Group and America West Holdings Corporation merger on Sept. 27, 2005. Although the merger was structured so that America West became a wholly owned subsidiary of the new US Airways Group, America West was treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141, “Business Combinations.” This is the last quarter of new US Airways Group comparison to America West’s standalone results as the Company’s merger between the former US Airways Group and former America West closed on Sept. 27, 2005.

On a standalone basis, America West reported a net profit excluding special items of $3 million for the third quarter 2006 as compared to a net loss of $19 million for the same period last year, excluding special items. Including special items, America West posted a loss of $100 million for the third quarter 2006 as compared to a loss of $83 million during the same period in 2005.
US Airways reported a net profit excluding special items of $109 million on a standalone basis for the third quarter 2006 as compared to a net loss of $80 million, excluding special items, for the same period last year. Including special items, US Airways posted a profit of $38 million for the third quarter 2006 as compared to a profit of $584 million during the same period in 2005.
US Airways Group Chairman and CEO Doug Parker stated, “We are pleased to report our third consecutive profitable quarter excluding special items, especially given the new security regulations put into place in August, which we estimate negatively impacted revenue by $30 million to $40 million during August and September. Those security directives also caused a spike in checked baggage and our team worked particularly hard to take care of our customers.
“We are one year into our merger and these financial results are further evidence of its success. We still have much work to do, but our employees are doing a great job and we are confident that we are on the right course. We are particularly pleased to have accrued another $12 million for our employee profit sharing program, bringing our year-to-date accrual to $48 million.
“Looking forward, given our current fuel and revenue forecasts for the remainder of the year, we anticipate reporting a profit in the seasonally difficult fourth quarter.”
Revenue and Cost Comparisons
In spite of restrictions to carry-on luggage and subsequent declines in short haul business traffic as a result, the revenue environment remained strong during the third quarter 2006. For the America West standalone network, total (mainline and express) revenue per available seat mile (RASM) increased 13.1 percent during the third quarter 2006 to 10.51 cents. For the US Airways standalone network, total RASM increased 15.8 percent to 13.68 cents.
On a standalone basis, America West’s mainline operating costs per available seat mile (CASM) increased 17.4 percent from 9.78 cents for the third quarter of 2005 to 11.47 cents for the third quarter 2006, largely due to special items and an 18.4 percent increase in the price of fuel in the same period from $1.92 to $2.27 per gallon. Excluding fuel and special items, America West’s mainline CASM increased 3.9 percent from 6.48 cents for the third quarter 2005 to 6.73 cents for the third quarter 2006 on a 3.9 percent decrease in available seat miles (ASMs).
US Airways’ standalone mainline CASM for the third quarter 2006 increased 6.1 percent from 10.76 cents for the third quarter 2005 to 11.42 cents also largely due to higher fuel prices, which increased 20.4 percent versus the same period last year. On the US Airways’ standalone network, mainline CASM excluding fuel and special items decreased 0.4 percent in the same period to 7.63 cents for the third quarter 2006 on a 4.8 percent decrease in ASMs.
The cost of fuel remained high during the third quarter. The Company paid $179 million more for mainline and express combined fuel in this period than it would have paid had fuel prices remained at third quarter 2005 levels. With the recent decreases in the cost of fuel, the Company has reduced its projected fourth quarter 2006 fuel cost by approximately $90 million. The Company now anticipates paying $2.00 to $2.05 per gallon for fuel including taxes in the fourth quarter 2006, which includes the Company’s mainline hedge position of approximately 46 percent.
During the third quarter 2006, the recent declines in the cost of fuel resulted in an $88 million non-cash unrealized loss to reduce the book value of certain outstanding fuel hedge contracts as required by Statement of Financial Accounting Standard 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133). On a year-to-date basis, the Company has recognized a net unrealized loss of $44 million on its fuel hedging contracts. Overall the Company’s fuel hedging program has reduced fuel expense by more than $109 million since 2003. US Airways has continued its strategy of using costless collars to dampen the impact of volatile fuel prices.
Liquidity
As of Sept. 30, 2006, the Company had $3.0 billion in total cash and investments, of which $2.3 billion was unrestricted.
Third Quarter 2006 Special Items
The Company recognized $179 million of special items during its third quarter 2006, which included an $88 million non-cash charge to reduce the book value of certain outstanding fuel hedge contracts, $27 million of merger related transition expenses and a $5 million payment in connection with an inducement to the note holders to convert a portion of the Company’s seven percent Senior Convertible Notes to common stock. In addition, the Company used $59 million of net operating losses acquired from US Airways during the 2006 third quarter, which was recognized as a reduction in goodwill rather than a reduction in tax expense. As a result, the Company has a $59 million non-cash expense for income taxes for the quarter. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
Other Milestones and Integration Accomplishments
The Company made several leadership changes during the third quarter 2006, including naming Scott Kirby to the position of president. The Company also announced additional executive reassignments, which resulted in two fewer officer-level positions, effective Nov. 15, 2006, and a resulting decline in officer salary expense.
The Company continued its integration plans during the third quarter 2006, and accomplishments during the quarter include the following:

•	Combined ground operations at Dallas/Fort Worth International, Washington Dulles International Airports and Louis Armstrong New Orleans International Airport. Only Chicago O’Hare remains to be integrated.

•	Amended an agreement with Republic Airline, which resulted in adding 30 86-seat EMB 175 aircraft to the US Airways Express fleet to be operated by Chautauqua Airlines.

•	Restructured and increased the airline’s Airbus order to 15 A321 aircraft, which includes seven additional A321 aircraft and converts eight prior A319 and A320 aircraft to A321 aircraft.

•	The airline has experienced a 21 percent increase in online revenue year-over-year from the new Web site in the third quarter 2006 — the first full quarter after conversion; in addition, new enrollments in Dividend Miles during the third quarter 2006 increased 13 percent over the third quarter 2005.

•	Realigned the combined airline’s fare class structure to simplify and establish an identical fare hierarchy across all US Airways- and America West-operated flights.

•	Continued to identify cities where fare reductions would stimulate traffic, including
•	43 cities from Syracuse, N.Y.

•	24 cities from Huntsville, Ala.

•	16 cities from Washington National

•	5 cities from New York LaGuardia

•	4 cities from Charlotte, N.C.

•	4 cities from Phoenix

•	3 cities from Philadelphia

•	3 cities from Boston
•	As of Sept. 30, 2006, 41 percent of the former America West mainline fleet has been painted in the new US Airways livery.
Analyst Conference Call/Webcast Details
US Airways will conduct a live audio webcast of its earnings call today at 9 a.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under About US >> Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of the Web site through Nov. 27, 2006.
The airline will also update its investor relations guidance on its Web site (www.usairways.com). Information to be updated includes cost per available seat mile (CASM) excluding fuel and transition expenses, fuel prices and hedging positions, other revenues, estimated interest expense/income and merger related transition expense guidance. The investor relations update page also includes the airline’s capacity, fleet plan for 2006 and estimated capital spending for 2006.
About US Airways
US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of Star Alliance, which provides connections for our customers to

842 destinations in 152 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCF)
Financial Tables to Follow
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2006, which is available at www.usairways.com.

US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except share and per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Operating revenues
Mainline passenger	$2,052	$704	$6,048	$1,939
Express passenger	703	155	2,095	388
Cargo	40	9	114	25
Other	173	61	514	157

Total operating revenues	2,968	929	8,771	2,509

Operating expenses
Aircraft fuel and related taxes	719	252	1,943	611
Loss (gain) on fuel hedging instruments, net:
Realized	—	(29)	(12)	(51)
Unrealized	88	(27)	44	(73)
Salaries and related costs	529	193	1,574	542
Express expenses
Fuel	210	56	585	132
Other	443	112	1,345	282
Aircraft rent	181	88	546	246
Aircraft maintenance	142	76	432	196
Other rent and landing fees	146	50	432	137
Selling expenses	120	48	348	129
Special items, net	27	84	18	85
Depreciation and amortization	42	16	132	39
Other	305	93	901	259

Total operating expenses	2,952	1,012	8,288	2,534

Operating income (loss)	16	(83)	483	(25)

Nonoperating income (expenses)
Interest income	45	4	111	8
Interest expense, net	(74)	(21)	(221)	(60)
Other, net	(4)	1	(14)	3

Nonoperating expenses, net	(33)	(16)	(124)	(49)

Income (loss) before income taxes and cumulative effect of change in accounting principle	(17)	(99)	359	(74)
Income tax provision	61	—	68	—

Income (loss) before cumulative effect of change in accounting principle	(78)	(99)	291	(74)

Cumulative effect of change in accounting principle	—	—	1	(202)

Net income (loss)	$(78)	$(99)	$292	$(276)

Income (loss) per share before cumulative effect of change in accounting principle:
Basic	$(0.88)	$(5.74)	$3.41	$(4.70)

Diluted	$(0.88)	$(5.74)	$3.20	$(4.70)

Net income (loss) per share:
Basic	$(0.88)	$(5.74)	$3.42	$(17.54)

Diluted	$(0.88)	$(5.74)	$3.21	$(17.54)

Shares used for computation (in thousands):
Basic	88,212	17,262	85,286	15,737

Diluted	88,212	17,262	94,474	15,737

US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Mainline
Revenue passenger miles (in millions)	15,950	6,716	46,054	18,773
Available seat miles (ASM) (in millions)	20,156	8,403	58,020	23,460
Passenger load factor (percent)	79.1	79.9	79.4	80.0
Yield (cents)	12.86	10.48	13.13	10.33
Passenger revenue per ASM (cents)	10.18	8.38	10.42	8.27

Passenger enplanements (in thousands)	14,425	6,190	43,187	17,113
Aircraft (end of period)	357	393	357	393

Operating cost per ASM (cents)	11.40	10.04	10.96	9.04
Operating cost per ASM excluding special items (cents)	10.83	9.28	10.85	8.92
Operating cost per ASM excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net (cents)	7.26	6.63	7.52	6.53

Express
Revenue passenger miles (in millions)	2,774	992	8,123	2,566
Available seat miles (in millions)	3,851	1,383	11,280	3,589
Passenger load factor (percent)	72.0	71.7	72.0	71.5
Passenger revenue per ASM (cents)	18.26	11.21	18.57	10.81
Operating cost per ASM (cents)	16.95	12.15	17.12	11.54
Operating cost per ASM excluding aircraft fuel (cents)	11.52	8.10	11.93	7.86

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	18,723	7,708	54,177	21,339
Available seat miles (in millions)	24,006	9,786	69,300	27,049
Passenger load factor (percent)	78.0	78.8	78.2	78.9
Passenger revenue per ASM (cents)	11.47	8.78	11.75	8.60
Total revenue per ASM (cents)	12.36	9.49	12.66	9.28
Operating cost per ASM (cents)	12.29	10.34	11.96	9.37

***	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, US Airways’ MidAtlantic regional jet division, through May 27, 2006, as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Air Wisconsin Airlines and Republic Airlines.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging Instruments, Net — Mainline only
US Airways Group, Inc. (“the Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and gains or losses on fuel hedging instruments is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(in millions)

Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special Items for US Airways Group, Inc.

Income (loss) before cumulative effect of change in accounting principle as reported	$(78)	$(99)	$291	$(74)

Special items
Unrealized (gains) losses on fuel hedging instruments, net (1)	88	(27)	44	(73)
Non-cash tax provision from utilization of pre-acquisitions NOL (2)	59	—	59	—
Special items, net (3)	27	84	18	85
Other special charges (4)	5	7	9	15

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$101	$(35)	$421	$(47)

Shares used for computation (in thousands):
Basic	88,212	17,262	85,286	15,737

Diluted	95,307	17,262	94,474	15,737

Income (loss) per share before cumulative effect of change in accounting principle, as adjusted for special items
Basic	$1.15	$(2.01)	$4.93	$(3.03)

Diluted (8)	$1.09	$(2.01)	$4.57	$(3.03)

Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special Items for America West Airlines, Inc.

Income (loss) before cumulative effect of change in accounting principle as reported	$(100)	$(83)	$25	$(56)

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	88	(27)	44	(73)
Special items, net (5)	15	84	8	85
Other special charges (10)	—	7	4	15

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$3	$(19)	$81	$(29)

Reconciliation of Net Income (Loss) Excluding Special Items for US Airways, Inc.

Net income (loss) as reported	$38	$584	$285	$280

Special items:
Non-cash tax provision from utilization of pre-acquisitions NOL (2)	59	—	59	—
Special items, net (6)	12	—	9	—
Reorganization items, net (7)	—	(664)	—	(636)

Net income (loss), as adjusted for special items	$109	$(80)	$353	$(356)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel, Realized Gains on Fuel Hedging Instruments, Net — Mainline only

US Airways Group, Inc.
(in millions)

Total operating expenses	$2,952	$1,012	$8,288	$2,534
Less Express expenses:
Fuel	(210)	(56)	(585)	(132)
Other	(443)	(112)	(1,345)	(282)

Total mainline operating expenses	2,299	844	6,358	2,120

Special items
Unrealized (gains) losses on fuel hedging instruments, net (1)	(88)	27	(44)	73
Special items, net (3)	(27)	(84)	(18)	(85)
Other special charges (9)	—	(7)	—	(15)

Mainline operating expenses, excluding special items	2,184	780	6,296	2,093

Aircraft fuel	(719)	(252)	(1,943)	(611)
Realized gains on fuel hedging instruments, net	—	29	12	51

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$1,465	$557	$4,365	$1,533

(in cents)
Mainline operating expenses per ASM	11.40	10.04	10.96	9.04

Special items per ASM
Unrealized (gains) losses on fuel hedging instruments, net (1)	(0.44)	0.32	(0.08)	0.31
Special items, net (3)	(0.13)	(1.00)	(0.03)	(0.36)
Other special charges (9)	—	(0.08)	—	(0.06)

Mainline operating expenses per ASM, excluding special items	10.83	9.28	10.85	8.92

Aircraft fuel	(3.57)	(3.00)	(3.35)	(2.60)
Realized gains on fuel hedging instruments, net	—	0.35	0.02	0.22

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	7.26	6.63	7.52	6.53

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging Instruments, Net — Mainline only

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

America West Airlines Inc.
(in millions)

Total operating expenses	$1,028	$918	$2,727	$2,438
Less Express expenses:
Fuel	(60)	(53)	(163)	(129)
Other	(100)	(96)	(301)	(266)

Total mainline operating expenses	868	769	2,263	2,043

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	(88)	27	(44)	73
Special items, net (5)	(15)	(84)	(8)	(85)
Other special charges (9)	—	(7)	—	(15)

Mainline operating expenses, excluding special items	765	705	2,211	2,016

Aircraft fuel	(256)	(224)	(703)	(584)
Realized gains on fuel hedging instruments, net	—	29	12	51

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$509	$510	$1,520	$1,483

(in cents)
Mainline Operating expenses per ASM	11.47	9.78	10.13	8.91

Special items per ASM:
Unrealized (gains) losses on fuel hedging instruments, net (1)	(1.17)	0.35	(0.20)	0.32
Special items, net (5)	(0.19)	(1.07)	(0.04)	(0.37)
Other special charges (9)	—	(0.09)	—	(0.07)

Mainline operating expenses per ASM, excluding special items	10.11	8.96	9.89	8.79

Aircraft fuel	(3.38)	(2.84)	(3.15)	(2.55)
Realized gains on fuel hedging instruments, net	(0.01)	0.37	0.05	0.22

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	6.73	6.48	6.80	6.47

US Airways, Inc.
(in millions)

Total operating expenses	$1,960	$1,900	$5,665	$5,594
Less: Express expenses	(523)	(477)	(1,556)	(1,372)

Total mainline operating expenses	1,437	1,423	4,109	4,222

Special items:
Special items, net (6)	(12)	—	(9)	—

Mainline operating expenses, excluding special items	1,425	1,423	4,100	4,222

Aircraft fuel	(464)	(409)	(1,239)	(1,111)

Mainline operating expenses, excluding special items and aircraft fuel	$961	$1,014	$2,861	$3,111

(in cents)
Mainline operating expenses per ASM (excluding Express expenses)	11.42	10.76	11.52	10.50

Special items per ASM:
Special items, net (6)	(0.10)	—	(0.03)	—

Mainline operating expenses per ASM, excluding special items	11.32	10.76	11.49	10.50

Aircraft fuel	(3.69)	(3.09)	(3.47)	(2.76)

Mainline operating expenses per ASM excluding special items and aircraft fuel	7.63	7.67	8.02	7.73

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging Instruments, Net — Mainline only
FOOTNOTES:
1) The 2006 third quarter and the 2006 nine-month period include an $88 million and $44 million unrealized loss respectively, and the 2005 third quarter and the 2005 nine month period include a $27 million and $73 million unrealized gain respectively, resulting from mark-to-market accounting for changes in the fair value of AWA’s fuel hedging instruments.
2) For the three and nine months September 30, 2006 the Company utilized $59 million of NOL acquired from US Airways which was recognized as a reduction in goodwill rather then a reduction in tax expense. As a result, US Airways has a $59 million noncash expense for income taxes.
3) The 2006 third quarter period includes $27 million of merger related transition expenses. The 2006 nine month period includes a $90 million gain associated with the return of equipment deposits upon forgiveness of a loan, offset by $108 million of merger related transition expenses. The 2005 third quarter period includes a $57 million charge related to the restructuring of an agreement with Airbus and a $27 million loss on the sale-leaseback of 8 aircraft. The 2005 nine month period includes a $57 million charge related to the restructuring of an agreement with Airbus, a $27 million loss on the sale-leaseback of 8 aircraft and a $1 million charge related to aircraft removed from service.
4) The 2006 third quarter includes a $5 million payment in connection with the inducement to convert $21 million of the 7% Senior Convertible Notes to common stock. The 2006 nine month period includes $6 million of prepayment penalties and $5 million write-off of debt issue costs incurred with the extinguishment of debt in connection with the $1.25 billion debt refinancing in the first quarter of 2006, a $5 million payment in connection with the with the inducement to convert $21 million of the 7% Senior Convertible Notes to common stock less $7 million of interest income earned by AWA on certain prior year Federal income tax refunds. The 2005 third quarter includes a $7 million loss related to the early return of 10 aircraft in connection with the GE Memorandum of Understanding (MOU). The 2005 nine month period includes a $8 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the period as well as a $7 million fee related to the early return of 10 aircraft in connection to the GE MOU.
5) The 2006 third quarter period includes $15 million of merger related transition expenses. The 2006 nine month period includes $51 million gain associated with the return of equipment deposits upon forgiveness of a loan, offset by $59 million of merger related transition expenses. The 2005 third quarter period includes a $27 million loss on the sale-leaseback of 8 aircraft and a $57 million charge related to the restructuring of an agreement with Airbus. The 2005 nine month period includes a $27 million loss related on the sale-leaseback of 8 aircraft and a $57 million charge related to the restructuring of an agreement with Airbus and a $1 million charge related to aircraft removed from service.
6) The 2006 third quarter includes $12 million of merger related transition expenses, and the 2006 nine month period includes a $40 million gain associated with the return of equipment deposits upon forgiveness of a loan, offset by $49 million of merger related transition expenses.
7) During the 2005 third quarter and 2005 nine month period, US Airways recognized $664 million and $636 million, respectively, in reorganization items incurred as a result of its Chapter 11 filing.
8) Computation excludes interest associated with the 7.0% senior convertible notes of $2 million and $7 million for the three and nine months ended September 30, 2006, respectively and the 7.5% convertible senior notes of $4 million for the nine months ended September 30, 2006.
9) The third quarter of 2005 includes a $7 million loss related to the early return of 10 aircraft in connection with the GE Memorandum of Understanding (MOU). The 2005 nine month period includes a $8 million loss on the sale-leaseback of two new Airbus A320 aircraft acquired during the period as well as a $7 million fee related to the early return of 10 aircraft in connection with the GE MOU.
10) The 2006 nine month period includes $6 million of prepayment penalties and a $5 million write-off of debt issue costs incurred with the extinguishment of debt in connection with the $1.25 billion debt refinancing in the first quarter of 2006 less $7 million of interest income earned by AWA on certain prior year Federal income tax refunds. The 2005 third quarter includes a $7 million loss related to the early return of 10 aircraft in connection with the GE Memorandum of Understanding (MOU). The 2005 nine month period includes a $8 million loss on the sale-leaseback of two new Airbus A320 aircraft acquired during the period as well as a $7 million fee related to the early return of 10 aircraft in connection with the GE MOU.

America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	9 Months Ended	9 Months Ended	Percent
	September 30, 2006	September 30, 2005	Change	September 30. 2006	September 30. 2005	Change
Operating revenues
Mainline passenger	$704	$653	7.8	$2,103	$1,887	11.4
Express passenger	165	135	22.3	502	367	36.7
Cargo	8	7	7.3	24	24	(1.0)
Other	45	54	(16.1)	135	151	(10.1)

Total operating revenues	922	849	8.6	2,764	2,429	13.8

Operating expenses
Aircraft fuel and related taxes	256	224	14.1	703	584	20.5
Loss (gain) on fuel hedging instruments, net:
Realized	—	(29)	nm	(12)	(51)	(77.3)
Unrealized	88	(27)	nm	44	(73)	nm
Salaries and related costs	181	178	1.9	547	526	3.9
Express expenses
Fuel	60	53	14.8	163	129	26.1
Other	100	96	4.2	301	266	13.2
Aircraft rent	85	83	1.7	256	241	6.3
Aircraft maintenance	64	72	(11.5)	188	192	(1.7)
Other rent and landing fees	38	45	(15.7)	128	132	(3.3)
Selling expenses	40	45	(11.8)	121	126	(3.6)
Special items, net	15	84	(82.6)	8	85	(90.8)
Depreciation and amortization	12	14	(12.4)	33	37	(10.5)
Other	89	80	11.9	247	244	0.6

Total operating expenses	1,028	918	12.0	2,727	2,438	11.9

Operating income (loss)	(106)	(69)	53.6	37	(9)	nm

Nonoperating income (expenses)
Interest income	17	5	nm	50	12	nm
Interest expense, net	(10)	(20)	(50.7)	(47)	(62)	(23.9)
Other, net	—	1	(79.0)	(10)	3	nm

Nonoperating income (expenses), net	7	(14)	nm	(7)	(47)	(85.1)

Income (loss) before income taxes and cumulative effect of change of accounting principle	(99)	(83)	18.9	30	(56)	nm
Income tax provision	1	—	nm	5	—	nm

Income (loss) before cumulative effect of change in accounting principle	(100)	(83)	20.1	25	(56)	nm

Cumulative effect of change in accounting principle	—	—	nm	1	(202)	nm

Net income (loss)	$(100)	$(83)	20.1	$26	$(258)	nm

America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		9 Months Ended	9 Months Ended	Percent
	September 30, 2006	September 30, 2005	Change		September 30, 2006	September 30, 2005	Change
Mainline
Revenue passenger miles (in millions)	6,041	6,333	-4.6%		17,939	18,390	-2.5%
Available seat miles (ASM) (in millions)	7,567	7,875	-3.9%		22,347	22,932	-2.6%
Passenger load factor (percent)	79.8	80.4	-0.6	pts	80.3	80.2	0.1	pts
Yield (cents)	11.65	10.31	13.0%		11.72	10.26	14.3%
Passenger revenue per ASM (cents)	9.30	8.29	12.2%		9.41	8.23	14.4%
Passenger enplanements (in thousands)	5,463	5,802	-5.8%		16,099	16,725	-3.7%
Aircraft (end of period)	133	142	-6.3%		133	142	-6.3%
Block hours	139,691	144,332	-3.2%		412,844	424,194	-2.7%
Average stage length (miles)	1,024	1,030	-0.6%		1,030	1,030	0.0%
Average passenger journey (miles)	1,619	1,733	-6.6%		1,548	1,680	-7.8%
Fuel consumption (gallons in millions)	112.7	117.0	-3.6%		329.0	338.6	-2.8%
Average fuel price (dollars per gallon)	2.27	1.92	18.4%		2.14	1.72	24.0%
Average fuel price including realized gains on fuel hedging instruments, net (dollars)	2.27	1.67	35.9%		2.10	1.57	33.7%
Full-time equivalent employees (end of period)	12,365	11,769	5.1%		12,365	11,769	5.1%
Operating cost per ASM (cents)	11.47	9.78	17.4%		10.13	8.91	13.7%
Operating cost per ASM excluding special items (cents)	10.11	8.96	12.9%		9.89	8.79	12.6%
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.73	6.48	3.9%		6.80	6.47	5.1%

Express
Revenue passenger miles (in millions)	907	919	-1.3%		2,717	2,493	9.0%
Available seat miles (in millions)	1,205	1,261	-4.4%		3,581	3,467	3.3%
Passenger load factor (percent)	75.3	72.9	2.4	pts	75.9	71.9	4.0	pts
Passenger revenue per ASM (cents)	13.66	10.67	28.0%		14.02	10.60	32.3%
Passenger enplanements (in thousands)	1,727	1,531	12.8%		5,198	4,199	23.8%
Operating cost per ASM (cents)	13.30	11.77	13.0%		12.97	11.41	13.7%

Total
Revenue passenger miles (in millions)	6,947	7,252	-4.2%		20,656	20,883	-1.1%
Available seat miles (in millions)	8,772	9,137	-4.0%		25,928	26,399	-1.8%
Passenger load factor (percent)	79.2	79.4	(0.2	)pts	79.7	79.1	0.6	pts
Total revenue per ASM (cents)	10.51	9.29	13.1%		10.66	9.20	15.9%
Passenger enplanements (in thousands)	7,190	7,333	-2.0%		21,298	20,925	1.8%
Operating cost per ASM (cents)	11.72	10.05	16.6%		10.52	9.23	13.9%

US Airways, Inc.
Statements of Operations
(in millions)
(unaudited)

	Successor Company	Predecessor Company		Successor Company	Predecessor Company
	3 Months Ended	3 Months Ended	Percent	9 Months Ended	9 Months Ended	Percent
	September 30, 2006	September 30, 2005	Change	September 30, 2006	September 30, 2005	Change
Operating revenues
Mainline passenger	$1,348	$1,273	5.9	$3,945	$3,737	5.6
Express passenger	538	430	25.1	1,593	1,182	34.8
Cargo	32	24	33.3	90	68	32.4
Other	166	154	7.8	484	465	4.1

Total operating revenues	2,084	1,881	10.8	6,112	5,452	12.1

Operating expenses
Aircraft fuel and related taxes	464	409	13.4	1,239	1,111	11.5
Salaries and related costs	347	332	4.5	1,027	1,073	(4.3)
Express expenses	523	477	9.6	1,556	1,372	13.4
Aircraft rent	96	98	(2.0)	290	293	(1.0)
Aircraft maintenance	78	90	(13.3)	244	253	(3.6)
Other rent and landing fees	108	104	3.8	304	319	(4.7)
Selling expenses	81	78	3.8	227	258	(12.0)
Special items, net	12	—	nm	9	—	nm
Depreciation and amortization	32	46	(30.4)	105	152	(30.9)
Other	219	266	(17.7)	664	763	(13.0)

Total operating expenses	1,960	1,900	3.2	5,665	5,594	1.3

Operating income (loss)	124	(19)	nm	447	(142)	nm

Nonoperating income (expenses)
Interest income	27	6	nm	61	15	nm
Interest expense, net	(55)	(66)	(16.7)	(162)	(222)	(27.0)
Reorganization items, net	—	664	nm	—	636	nm
Other, net	2	(1)	nm	1	(9)	nm

Nonoperating income (expenses), net	(26)	603	nm	(100)	420	nm

Income before income taxes	98	584	(83.2)	347	278	24.8
Income tax provision (benefit)	60	—	nm	62	(2)	nm

Net income	$38	$584	(93.5)	$285	$280	1.8

US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		9 months Ended	9 months Ended	Percent
	September 30, 2006	September 30, 2005	Change		September 30, 2006	September 30, 2005	Change
Mainline
Revenue passenger miles (in millions)	9,909	10,255	-3.4%		28,116	30,629	-8.2%
Available seat miles (ASM) (in millions)	12,589	13,225	-4.8%		35,674	40,228	-11.3%
Passenger load factor (percent)	78.7	77.5	1.2	pts	78.8	76.1	2.7	pts
Yield (cents)	13.60	12.41	9.6%		14.03	12.20	15.0%
Passenger revenue per ASM (cents)	10.71	9.63	11.2%		11.06	9.29	19.0%

Passenger enplanements (in thousands)	8,962	10,110	-11.4%		27,088	31,465	-13.9%
Aircraft (end of period)	224	251	-10.8%		224	251	-10.8%
Block hours	212,625	232,797	-8.7%		612,279	730,298	-16.2%
Average stage length (miles)	915	802	14.1%		875	793	10.4%
Average passenger journey (miles)	1,106	1,014	9.0%		1,038	973	6.6%
Fuel consumption (gallons in millions)	205.7	218.6	-5.9%		583.5	663.2	-12.0%
Average fuel price (dollars per gallon) with related taxes	2.25	1.87	20.4%		2.12	1.68	26.8%
Full-time equivalent employees (end of period)	19,180	20,663	-7.2%		19,180	20,663	-7.2%

Operating cost per ASM (cents)	11.42	10.76	6.1%		11.52	10.50	9.7%
Operating cost per ASM excluding special items (cents)	11.32	10.76	5.2%		11.49	10.50	9.5%
Operating cost per ASM excluding special items and fuel (cents)	7.63	7.67	-0.4%		8.02	7.73	3.7%

Express
Revenue passenger miles (in millions)	1,867	1,744	7.1%		5,406	4,949	9.2%
Available seat miles (in millions)	2,646	2,694	-1.8%		7,699	7,708	-0.1%
Passenger load factor (percent)	70.6	64.7	5.8	pts	70.2	64.2	6.0	pts
Passenger revenue per ASM (cents)	20.33	15.96	27.4%		20.69	15.33	34.9%
Passenger enplanements (in thousands)	4,991	4,268	16.9%		14,499	12,323	17.7
Operating cost per ASM (cents)	19.77	17.71	11.6%		20.21	17.80	13.5%

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	11,776	11,999	-1.9%		33,521	35,578	-5.8%
Available seat miles (in millions)	15,234	15,919	-4.3%		43,372	47,936	-9.5%
Passenger load factor (percent)	77.3	75.4	1.9	pts	77.3	74.2	3.1	pts
Total revenue per ASM (cents)	13.68	11.82	15.8%		14.09	11.37	23.9%
Operating cost per ASM (cents)	12.87	11.94	7.8%		13.06	11.67	11.9%

US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2006	December 31, 2005
Assets

Current assets
Cash equivalents and short-term investments	2,316	1,577
Restricted cash	1	8
Accounts receivable, net	394	353
Materials and supplies, net	231	229
Prepaid expenses and other	469	392

Total current assets	3,411	2,559

Property and equipment, net
Flight equipment	1,982	1,920
Ground property and equipment	570	532
Less accumulated depreciation and amortization	(537)	(431)

	2,015	2,021
Equipment purchase deposits	48	43

Total property and equipment	2,063	2,064

Other assets
Goodwill	655	732
Other intangibles, net	560	583
Restricted cash	637	792
Other assets	250	234

Total other assets	2,102	2,341

Total assets	$7,576	$6,964

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$91	$211
Accounts payable	543	457
Air traffic liability	875	788
Accrued compensation and vacation	217	210
Accrued taxes	165	146
Other accrued expenses	854	847

Total current liabilities	2,745	2,659

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	2,879	2,749
Deferred gains and credits	217	254
Employment benefit liabilities and other	843	882

Total noncurrent liabilities and deferred credits	3,939	3,885

Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	1,438	1,258
Accumulated deficit	(534)	(839)
Treasury stock	(13)	—

Total stockholders’ equity	892	420

Total liabilities and stockholders’ equity	$7,576	$6,964